UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2022

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2022, Mariela Matute gave notice of her resignation from her position as Chief Financial Officer of Calavo Growers, Inc. (“Calavo”). Ms. Matute will continue as an employee of Calavo through May 19, 2022 to assist with the transition. Her departure is not based on any disagreement with Calavo’s accounting principles, practices or financial statement disclosures. On May 3, 2022, Brian Kocher, Calavo’s President and Chief Executive Officer was appointed as Chief Financial Officer on an interim basis. In such role, he will also serve as the Company’s principal accounting officer. Mr. Kocher’s compensation is disclosed in the Company’s proxy statement for its 2022 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on February 28, 2022. Calavo has engaged an executive search firm to identify candidates for a permanent Chief Financial Officer.

Item 7.01. Regulation FD Disclosure.

On May 4, 2022, the Company issued a press release announcing the departure of Ms. Matute. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits
	99.1	Press Release dated May 4th, 2022.
	104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Calavo Growers, Inc.
May 4th, 2022
	By:	/s/ Brian Kocher

Brian Kocher President and Chief Executive Officer (Principal Executive Officer)

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